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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-11067, 333-15907, 333-17021, 333-23035,
333-37247, 333-37383, 333-41603, 333-58045, 333-68505, 333-76379, 333-76757,
333-82569, 333-84419, 333-88813, 333-88819 and 333-91621) and the Registration
Statements on Form S-8 (File Nos. 33-79372, 333-07241, 333-11237, 333-28449,
333-74461 and 333-79737) of General Growth Properties, Inc. of our report dated February 8, 2000 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 8, 2000 relating to the financial statement schedule, which appears in this Form 10-K.





Chicago, Illinois                                  PricewaterhouseCoopers LLP
March 14, 2000